As filed with the Securities and Exchange Commission on June 20, 2003
                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                  ------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   -----------

                         GLOBAL BUSINESS SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                     80-0048053
    (State or Other Jurisdiction of                   (I.R.S. Employer
    Incorporation or Organization)                   Identification No.)

                          213 South Robertson Boulevard
                         Beverly Hills, California 90211
                    (Address of Principal Executive Offices)

                              2003 STOCK AWARD PLAN
                            (Full Title of the Plan)

                               Ina P. Kagel, Esq.
                       1801 Century Park East, Suite 2500
                          Los Angeles, California 90067
                                 (310) 553-9009
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


                         CALCULATION OF REGISTRATION FEE
==============================================================================================

                                           Proposed maximum    Proposed maximum     Amount of
Title of securities      Amount to be       Offering price    Aggregate offering  Registration
  to be registered      Registered          Per share (1)          price (1)        fee (1)
-------------------     --------------     ----------------   ------------------ --------------
 Common Stock              5,000,000            $0.07           $350,000           $28.35
-------------------     --------------     ----------------   ------------------ --------------
       TOTAL               5,000,000              --            $350,000           $28.35
===============================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h).


                               -------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing information specified in this Part I are being separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1).

                                     PART II

Item 3. Incorporation of Documents by Reference.

     The documents listed in paragraphs (a) and (b) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     (a)  The Registrant's registration statement on Form 10-SB

     (b) All reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the filing of the above-referenced registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interest of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Reference is made to Item 5. Indemnification of Directors and Officers, appearing in Part II of the Registrant's registration statement on Form 10-SB,
Article VII of the Registrant's Certificate of Incorporation and Article IV of the Registrant's By-laws.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

EXHIBIT
NUMBERS
-------
 5.       Opinion of Ina P. Kagel, Esq.
 10.1     2003 Stock Award Plan
 24.1     Consent of Ina P. Kagel, Esq. (included in Exhibit 5).
 24.2     Consent of Independent Certified Public Accountants.

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities at that time shall therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in
Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beverly Hills, California on this 20th day of June, 2003.



                                GLOBAL BUSINESS SERVICES, INC.



                                By:     /S/ STEPHEN M. THOMPSON
                                        ----------------------------
                                        STEPHEN M. THOMPSON
                                        Chief Executive Officer
                                       (Principal Executive Officer)

                                By:     /S/ MICHAEL D. HANDELMAN
                                        ----------------------------
                                        MICHAEL D. HANDELMAN
                                        (Principal Financial Officer and
                                        Principal Accounting Officer)

                                By:     /S/ HARVEY JUDKOWITZ
                                        ----------------------------
                                        HARVEY JUDKOWITZ
                                        Director

                                By:     /S/ GEORGE MARLOWE
                                        ----------------------------
                                        GEORGE MARLOWE
                                        Director

                   POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

         Each person whose signature appears below constitutes and appoints STEPHEN M. THOMPSON, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                         DATE

/S/ STEPHEN M. THOMPSON            Director                   June 20, 2003
-----------------------
STEPHEN M. THOMPSON

/S/ HARVEY JUDKOWITZ               Director                   June 20, 2003
-----------------------
HARVEY JUDKOWITZ

/S/ GEORGE MARLOWE                 Director                   June 20, 2003
-----------------------
GEORGE MARLOWE

                                  EXHIBIT INDEX

EXHIBIT NUMBER
--------------
    5                Opinion of Ina P. Kagel, Esq.

   10.2              2003 Stock Award Plan

   24.1              Consent of Ina P. Kagel, Esq. (included in Exhibit 5)

   24.2              Consent of Malone & Bailey, PLLC